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                                                                   EXHIBIT 10.12

                            ZHONE TECHNOLOGIES, INC.

                              AMENDED AND RESTATED

                 SERIES A-___ PREFERRED STOCK PURCHASE AGREEMENT

                                OCTOBER 28, 1999

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                              AMENDED AND RESTATED

                SERIES A-___ PREFERRED STOCK PURCHASE AGREEMENT

     This Amended and Restated Series A-__ Preferred Stock Purchase Agreement (this "Agreement") dated as of October 28, 1999 (the "Signing Date") is entered into by and among Zhone Technologies, Inc., a Delaware corporation (the "Company"), and Zhone Investors I, L.L.C. (the "Purchaser").

                                    RECITALS

     The Company desires to sell and the Purchaser desires to purchase shares of the Company's Series A-___ Preferred Stock, $0.001 par value per share (the "Series A-___ Preferred"), on the terms set forth below.

     The Company intends to sell shares of its Series A-____ Preferred Stock to various entities (collectively, the "Additional Purchasers") pursuant to a stock purchase agreement between the Company and each Additional Purchaser (collectively, the "Additional Stock Purchase Agreements"), to be entered into as soon as practicable on or after the date hereof.

     The Company and the Purchaser are parties to that certain Series A-___ Preferred Stock Purchase Agreement dated as of October 20, 1999 (the "Original Stock Purchase Agreement").

     The Company and the Purchaser desire to amend and restate in its entirety the Original Stock Purchase Agreement as set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Authorization and Sale of Shares.

          1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 38,750,000 shares of Series A-___ Preferred having the rights, restrictions, privileges and preferences set forth in the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the "Amended Certificate of Incorporation"). The Company has, or before the Closing (as defined in Section 2 below) will have, adopted and filed the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware.

          1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, the number of shares of Series A-
___ Preferred set forth opposite the Purchaser's name with respect to such Closing on Exhibit A for the purchase price of $0.80 per share, for an aggregate purchase price of $______________ (the "Initial Purchase Price"). The shares of Series A-___ Preferred being sold under this Agreement are referred to as the "Shares."

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     2.   Closing.

          2.1 Closing Date. The purchase and sale of the Shares hereunder shall take place at one (1) closing (referred to in this Agreement as the "Closing"). Subject to the terms and conditions of this Agreement, the Closing shall take place on or about November 1, 1999 (the date of the Closing is referred to in this Agreement as the "Closing Date"). The sale shall be made on the terms and conditions set forth in this Agreement. The Closing shall be held at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California, at 10:00 a.m. local time, on the Closing Date, or at such other time and place upon which the Company and the Purchaser shall agree. At the Closing, the Company shall deliver to the Purchaser a certificate for the number of Shares being purchased by the Purchaser at the Closing, registered in the name of the Purchaser, against payment to the Company of the purchase price therefor by wire transfer or other method acceptable to the Company.

          2.2  Capital Calls.

          (a) At any time or from time to time, prior to the termination of this Agreement and subject to the conditions set forth in Section 6 hereof, the Company, in accordance with a determination made by its Board of Directors, may require that the Purchaser make additional capital contributions to the Company (a "Capital Call") and in such event, the Company shall give written notice of the Capital Call (the "Capital Call Notice") to the Purchaser and the Class A Member (as defined in the Operating Agreement of Zhone Investors I, L.L.C. dated as of the date hereof (the "Operating Agreement")) no later than ten (10) business days after the date that the Capital Call is approved by the Company's Board of Directors. The Capital Call Notice shall set forth the aggregate capital contributions to be made to the Company by the Class A Member of the Purchaser on behalf of the Purchaser and by each Class A Member of each Additional Preferred Purchaser on behalf of such Additional Preferred Purchaser in connection with the Capital Call (the "Aggregate Capital Call Amount"). Within twelve (12) business days after receipt of the Capital Call Notice from the Company (the date of the receipt of the Capital Call Notice referred to herein as the "Capital Call Date"), the Class A Member of the Purchaser on behalf of the Purchaser shall be required to pay to the Company, by wire transfer or other method acceptable to the Company, an amount (the "Series A-___ Pro Rata Capital Call Amount") equal to the product of (i) the Aggregate Capital Call Amount and (ii) the Purchaser's Capital Call Percentage as set forth on Exhibit A attached hereto.

          (b) If the Company has not received the Pro Rata Capital Call amount from the Class A Member of the Purchaser on behalf of the Purchaser within twelve (12) business days of the Capital Call Date, the Purchaser shall be in default of the provisions of this Section 2.2 (the "Default"). The Company shall, within five (5) business days from the date of the Default, give written notice of the Default (the "Default Notice") to the holders of Series A-___, A- ___, A-___, A-___, A-___, A-___, A-___, A-___, A-___ and A-___ Preferred Stock
(collectively, the "Preferred Holders") and their respective Class A Members as provided in the Operating Agreement.

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          (c)  If the total Series A-___ Pro Rata Capital Call Amount is not paid on behalf of the Purchaser by one or more Preferred Holders within fifteen
(15) business days of the receipt of the Default Notice:

               (i) The Company shall have the right during the sixty (60) day period following the end of that fifteen (15) business day period to proceed directly against the Class A Member of Purchaser for the unpaid Series A-___ Pro Rata Capital Call Amount,

               (ii) The Company shall have the right, exercisable by written notice thereof to the Purchaser within sixty (60) days of the end of that fifteen (15) business day period, to repurchase up to the Special Default Percent (as defined below) of the shares of Series A-___ Preferred Stock, or Common Stock issued upon conversion of such shares of Series A-___ Preferred Stock, held by the Purchaser as of the Capital Call Date at an aggregate purchase price of $100.00,

               (iii) In the event that a Class B Majority, as defined in the Operating Agreement, elects to withdraw from the Purchaser pursuant to Section 3.3(c)(i) of the Operating Agreement, in no event may the Company proceed against any Class B Member, for any of the unpaid Series A-___ Pro Rata Capital Amount or any other amounts due from the Class A Member on behalf of the Purchaser or from the Purchaser under this Agreement, and

               (iv) In the event any Preferred Holder paid part of the Purchaser's Series A-___ Pro Rata Capital Call Amount, the Company shall return to each such Preferred Holder, during the seven (7) day period following the end of that fifteen (15) business day period, the amount tendered by the Preferred Holder to the Company.

For purposes of Section 2.2(c)(ii), Special Default Percent shall be defined, as of any date, as the difference between (A) one hundred percent (100%) and (B) the percent determined by dividing twenty five percent (25%) of the sum of the Initial Purchase Price and the Purchaser's paid Series A-___ Pro Rata Capital Call Amounts cumulatively through that date by the Total Capital Contribution Commitment of the Purchaser as set forth on Exhibit A hereto.

          (d) To the extent any of the remedies available against both or either of the Class A Member and/or the Purchaser under Section 2.2(c) hereof results or is deemed to result in the recovery of damages by the Company, each of the Purchaser and the Class A Member agrees that the damage recovery is an appropriate amount of liquidated damages for the delinquency. Each of the Purchaser and the Class A Member acknowledges that determining the actual damages now or at the time both or either of the Class A Member and/or the Purchaser is in Default would be extremely difficult, and the remedies in this
Section 2.2 represent a reasonable liquidated damage allowance for the failure by the Class A Member on behalf of the Purchaser to pay its Series A-___ Pro Rata Capital Call amount when required.

          (e) Unless otherwise provided herein, the provisions set forth in this Section 2.2 shall terminate upon the earlier to occur of (i) October 31, 2001, (ii) the date that the Purchaser has contributed an aggregate of $124,000,000 pursuant to all Capital Calls, (iii) the date of the closing of an initial public offering of equity securities of the Company or of any

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securities exchangeable for or convertible into equity securities of the Company and (iv) the date of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

          (f) To the extent there has been a Default by the Purchaser, the obligations of the Class A Member on behalf of the Purchaser under this Section
2.2 shall survive the termination of this Agreement solely so as to allow the Company to enforce its rights pursuant to Section 2(c) or (d) hereunder.

     3. Representations of the Company. The Company hereby represents and warrants to the Purchaser, subject to and except as set forth in the Disclosure Schedule attached as Exhibit C hereto, (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply), which exceptions shall be deemed to be representations and warranties as if made hereunder, that:

          3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it, and to enter into and perform this Agreement and the Rights Agreement by and between the Company, the Purchaser and the Additional Purchasers in the form attached hereto as Exhibit D (the "Rights Agreement") and to carry out the transactions contemplated by this Agreement and the Rights Agreement. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company or its business as presently conducted or as proposed to be conducted. The Company has furnished to the Purchaser or its special counsel true and complete copies of its Amended Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

          3.2 Capitalization. The authorized capital stock of the Company immediately after the filing of the Amended Certificate of Incorporation and immediately prior to the Closing shall consist of 300,000,000 shares Common Stock, $0.001 par value per share ("Common Stock"), of which 75,000,000 shares are issued and outstanding, and 125,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"), 38,750,000 of which shares have been designated as Series A-___ Preferred, 37,500,000 of which shares have been designated as Series A-____ Preferred Stock, 13,750,000 of which shares have been designated as Series A-___ Preferred Stock, 12,500,000 of which shares have been designated as Series A-___ Preferred Stock, 6,250,000 of which shares have been designated as Series A-___ Preferred Stock, 7,868,750 of which shares have been designated as Series A-___ Preferred Stock. 2,500,000 of which shares have been designated as Series A-___ Preferred Stock, 1,075,000 of which shares have been designated as Series A-___ Preferred Stock, 1,750,000 of which shares have been designated as Series A-___ Preferred Stock, 1,056,250 of which shares have been designated as Series A-___ Preferred Stock, 1,000,000 of which shares have been designated as Series A-___ Preferred Stock and 1,000,000 of which shares have been designated as Series A-___ Preferred Stock. Immediately prior to the Closing, there are no issued and outstanding shares of Preferred Stock. 38,750,000 shares of Series A-___ Preferred shall be issued pursuant to this Agreement.

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All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There is (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company authorized or outstanding, (ii) no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the Company's capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as set forth in Exhibit C, and except that (A) 38,750,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (B) 37,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (C) 13,750,000 shares have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (D) 12,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (E) 6,250,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (F) 7,868,750 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (G) 2,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (H) 1,075,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (I) 1,750,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (J) 1,056,250 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock,
(K) 1,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock, (L) 1,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-___ Preferred Stock and (M) the Company plans to reserve 50,000,000 shares of Common Stock, subject to a pro rata reduction in such number of shares in the event that 125,000,000 shares of Preferred Stock in the aggregate are not issued under this Agreement and the Additional Stock Purchase Agreements by November 19, 1999, for issuance to employees, consultants, directors and officers of the Company pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Board of Directors, none of which are subject to outstanding options. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

          3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate enterprise.

          3.4 Stockholder List and Agreements. Set forth in Exhibit C is a true and complete list of the stockholders of the Company prior to the Closing, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement and the consideration paid to the Company therefor. Except as set forth in Exhibit C to this Agreement, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first

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refusal or preemptive rights), disposition, registration under the Securities
Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

          3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares as provided in the Amended Certificate of Incorporation, when issued upon such conversion, will be duly authorized and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and the Rights Agreement.

          3.6 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and the Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and stockholder action. At the Closing, this Agreement and the Rights Agreement will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Rights Agreement and compliance with their provisions by the Company and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Company's Amended Certificate of Incorporation or Bylaws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with (i) the execution and delivery of this Agreement and the Rights Agreement, (ii) the offer, issuance, sale and delivery of the Shares or the Common Stock issuable upon conversion of the Shares or (iii) the other transactions to be consummated at the Closing as contemplated by this Agreement, except for (w) the filing pursuant to Section 25102(f) of the California Corporation Securities Law of 1986, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days of the sale of the Shares hereunder, (x) the filing of the Amended Certificate of Incorporation with the Delaware Secretary of State, (y) the filing of a Certificate of Formation for each of the Purchaser and each Additional Purchaser with the Delaware Secretary of State and (z) the permits, authorizations or other such actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

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          3.8  Litigation. There is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any threat thereof, against the Company. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or employees, their use or planned use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          3.9 Absence of Liabilities. Schedule 3.9 lists all agreements to which the Company is a party and the Company has no liabilities of any kind other than those arising under the listed agreements, complete copies of which have been previously provided or made available to the Purchaser and its special counsel. The Company, and to the best of the Company's knowledge after due inquiry, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party.

          3.10 Taxes. The Company has timely filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it. All filed returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type paid or payable by the Company is pending or, to the best of the Company's knowledge, threatened, and the Company is not aware of any basis therefor. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

          3.11 Property and Assets. The Company has good title to all of its material properties and assets, and good title to its leasehold estates, and none of such properties, assets or leasehold estates is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in Exhibit C.

          3.12 Employee Conflicts. The Company is not aware that any of its employees, officers or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of

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any court or administrative agency, that would conflict with the Company's business as presently conducted or as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees, officers and consultants of the Company, nor the conduct of the Company's business presently conducted or as presently proposed to be conducted, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument or violate any legal obligation under which any of such employees, officers or consultants is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees, officers or consultants (or people it currently intends to hire) made prior to their employment by, service for or consultancy with the Company.

          3.13 Insurance. The Company has obtained workers' compensation insurance and insurance with respect to its properties and business of the kinds and in the amounts not less than are customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

          3.14 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present business and has all material permits and licenses required thereby. The Company believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted as described in the Private Placement Memorandum dated July 13, 1999 (the "Private Placement Memorandum"). The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          3.15 Employees. Each current employee, officer and consultant of the Company has executed and delivered a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Exhibit E, and all of such agreements are in full force and effect. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement. To the best of the Company's knowledge, no employee, officer or consultant of the Company is in violation of his/her Proprietary Information and Inventions Agreement. The Company is not a party to nor bound by any currently effective employment contract with any of its employees not terminable at will. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, nor has any employee of the Company been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.

          3.16 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974. With respect to the employees and former employees of the Company, there are no employee post-retirement life or health insurance plans in effect, except as required by

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Section 4980B of the Code. No employee or director of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

          3.17 Books and Records. The minute books of the Company provided to counsel to the Purchaser contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3.18 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser and Class A Member contained in Section 4 hereof and of the Additional Purchasers and their respective Class A Members contained in Section 4 of the applicable Additional Stock Purchase Agreement, the offer, sale and issuance of the Preferred Stock, and the shares of Common Stock issuable upon conversion of the Preferred Stock, are and will be exempt from the registration requirements of the Securities Act and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited nor will solicit any offers to sell nor has offered to sell or will offer to sell all or any part of the Preferred Stock to any person or persons so as to bring the sale of the Preferred Stock by the Company within the registration provisions of the Securities Act or any state securities law.

          3.19 Disclosures. Neither this Agreement nor the Rights Agreement nor the Private Placement Memorandum, nor any other agreements or certificates made or delivered in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          3.20 Compliance with Other Instruments.

               (a) The Company is not in violation or default of any provisions of its Amended Certificate of Incorporation or Bylaws, each as amended to date, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company.

               (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

          3.21 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

          3.22 Material Adverse Change. There is not, nor has there been since the Company's inception, any Material Adverse

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Change. As used herein, the term Material Adverse Change means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances, has or is reasonably likely to have, any material adverse effect on the assets, liabilities, operations, business, competitive position, prospects, results of operations or condition (financial or otherwise) of the Company; provided, however that none of the following shall be deemed to constitute a Material Adverse Change: any change, effect or circumstance that results from conditions affecting the U.S. economy or the world economy.

          3.23 Not a Media Company. The Company represents and warrants that it is not a "Media Company." For purposes of this Agreement, a "Media Company" is (a) a Person (as defined in the Rights Agreement) that directly or indirectly owns, controls or operates any broadcast radio or television station or network, cable, satellite master antenna television or wireless cable television system, daily newspaper, any other communications facility operated pursuant to a license, permit or other authorization granted by the Federal Communications Commission (the "FCC") or (b) any other Person that is subject to rules, regulations or policies of the FCC under which (i) the direct or indirect ownership by the Company in such Person may be attributed to the Company, a stockholder of the Company or a member of a stockholder for purposes of the FCC multiple ownership rules or (ii) the ownership by the Company, a stockholder of the Company or a member of a stockholder in another business may be subject to limitation or restriction as a result of such ownership by the Company in such Person. The Company will not, directly or through one of its affiliates make an investment in a Media Company (a "Media Investment") unless it gives each stockholder of the Company reasonable advance notice of its desire to make such Media Investment and, prior to the consummation of such Media Investment and to the extent requested by any stockholder of the Company, implement such arrangements as may be reasonably necessary to insulate such stockholder or its members from the applicability of any multiple ownership rules or other restrictions or limitations promulgated by the FCC that would be triggered as a result of the consummation of such Media Investment by the Company or such affiliate.

     4. Representations of the Purchaser and Class A Member. Assuming the accuracy of the representations and warranties by each Class B Member (as defined in the Operating Agreement) contained in the Limited Liability Company Class B Member Purchaser Agreements between the Purchaser and each Class B Member (collectively, the "Class B Member Agreements"), each of the Purchaser and the Class A Member jointly and severally represents and warrants to the Company as follows:

          4.1 The Shares, and the shares of Common Stock into which the Shares may be converted (collectively, the "Securities"), are being acquired for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or California law in contravention of applicable law.

          4.2 Each of the Purchaser and Class A Member understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that, except as set forth in the Rights Agreement, the Company has no present intention of registering the Securities, that the Securities must be held by the Purchaser indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Each of the Purchaser and Class A Member further understands that the Securities have not been qualified under California law by reason of their issuance in a transaction exempt from the qualification requirements of California law, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent expressed above.

          4.3 During the negotiation of the transactions contemplated herein, each of the Purchaser and Class A Member and its respective representatives and legal counsel have been granted the opportunity to review and inspect the Company's corporate books, financial statements, records, contracts, documents, offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

          4.4 Each of the Purchaser and Class A Member and its respective representatives have been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, each of the Purchaser and Class A Member has acted solely in its own interest, and neither the Purchaser nor Class A Member (or any of its respective agents or employees) has acted as an agent of the Company. Each of the Purchaser and Class A Member has such knowledge and experience in financial and business matters that each of the Purchaser and Class A Member is capable of evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement and of protecting its respective interest in connection therewith.

          4.5 Each of the Purchaser and Class A Member is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each of the Purchaser and Class A Member is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of its investment in the Securities.

          4.6 Each of the Purchaser and Class A Member has the full right, power and authority to enter into and perform the Purchaser's and Class A Member's respective obligations under this Agreement, and this Agreement constitutes the valid and binding obligation of each of the Purchaser and Class A Member enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

          4.7 Other than the actions set forth under Section 5.10 hereof, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of each of the Purchaser and Class A Member is required in connection with the valid execution, delivery and performance of this Agreement.

          4.8 Each of the Purchaser and Class A Member understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

          4.9 Each of the Purchaser and Class A Member has not relied on any statements or representations of the Company or any of its agents (other than the representations and warranties set forth herein) with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state, local and foreign tax consequences of transactions contemplated by the Agreements. With respect to such matters, each of the Purchaser and Class A Member understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          4.10 Each of the Purchaser and Class A Member acknowledges that it is not relying upon any person or entity (including, without limitation, any Additional Preferred Purchaser or their respective Class A Members) other than the Purchaser's business advisors, the Company and its officers and directors in making its investment or decision to invest in the Company.

     5. Conditions to the Obligations of the Purchaser to Purchase Shares at the Closing. The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the written waiver by the Purchaser, of each of the following conditions on or before the Closing:

          5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          5.2 Performance. The Company shall have performed and complied with all covenants, agreements and conditions contained in this Agreement and required to be performed or complied with by the Company prior to or at the Closing.

          5.3 Certificates and Documents. The Company shall have delivered or made available to the Purchaser or its counsel:

               (a) The Amended Certificate of Incorporation of the Company, as in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

               (b) A certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

               (c) Bylaws of the Company, as amended to effect, among other things, certain provisions of the Rights Agreement certified by the Secretary or Assistant Secretary of the Company as of the Closing Date;

               (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the Rights Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date;

               (e) Written consent(s) of the stockholders of the Company authorizing and approving the amending and restating of the Company's Certificate of Incorporation; and

               (f) Certificate of status of foreign corporation issued by the Secretary of State of the State of California.

          5.4 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

          5.5 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

          5.6 Rights Agreement. The Company and the Additional Purchasers shall have executed and delivered the Rights Agreement.

          5.7 Board of Directors. Effective as of the Closing Date, the number of authorized directors on the Board of Directors shall be increased to and fixed at nine (9) and the Board of Directors shall initially be comprised of Mory Ejabat, Robert Dahl, John Sidgemore, Jim Coulter, Bob Packard, James Greene, Alexander Navab, Jr., Dick Kramlich and one (1) nominee designated by holders of a majority of the Common Stock and holders of a majority of the Preferred Stock.

          5.8 Legal Opinion. The Purchaser shall have received from Gray Cary Ware & Freidenrich LLP, counsel to the Company, an opinion, dated as of the Closing Date, substantially in the form and content as reasonably agreed to by the Purchaser.

          5.9 Employment Agreement. The Employment Agreements between the Company and each of Mory Ejabat and Jeanette Symons (the "Employment Agreement") shall be in full force and effect and such individuals shall then be providing services to the Company as contemplated by the Employment Agreements.

          5.10 Governmental Consents; HSR Compliance. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated by this Agreement and the Additional Stock Purchase Agreements by any regulatory authority having jurisdiction over the parties and the actions herein or therein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws. All applicable waiting periods under the HSR Act, shall have expired or early termination of such waiting periods shall have been granted by both the Federal Trade Commission and the United States Department of Justice without any condition or requirement requiring or calling for the disposition or divestiture of any product or other asset of the Company by the Company.

          5.11 Certificate of Formation. The Certificate of Formation for each of the Purchaser and each Additional Purchaser shall have been filed with the Delaware Secretary of State.

          5.12 Class B Agreements. Each Class B Member of the Purchaser and each Class B Member of each Additional Purchaser shall have executed and delivered its respective Class B Member Agreement as provided in each Additional Purchaser's Operating Agreement (collectively, the "Additional Operating Agreements").

          5.13 Additional Stock Purchase Agreements. The Company and the Additional Purchasers shall have executed and delivered the Additional Stock Purchase Agreements, the Additional Purchasers shall have purchased the shares of Preferred Stock contemplated thereby and the Additional Stock Purchase Agreements and related operating agreements for each Additional Purchaser shall be in full force and effect.

          5.14 Management Rights Letter. A Management Rights Letter in the form attached hereto as Exhibit F shall have been executed by the Company and delivered to the Purchaser if so requested by the Purchaser.

          5.15 Certificate as to Disqualified Persons. The Company shall have executed and delivered to the Purchaser a Certificate as to Disqualified Persons as requested by the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

     6.   Conditions to the Obligation of the Purchaser to Fund Each
Additional Capital Call. The obligation of the Purchaser arising under Section
2.2 of this Agreement to fund any Capital Call is subject to the fulfillment, or the waiver, of the following conditions prior to such funding:

          6.1 Material Adverse Change Review. Upon receipt of the Capital Call Notice, the Purchaser shall have three (3) days to request in writing (the "Request") that the Company's Board of Directors make a determination as to whether or not there has been a Material Adverse Change since the Closing or since the last Capital Call, as appropriate. The Board of Directors shall make such determination and shall, within five (5) days of receipt of the Request, give written notice to the Class A Member of Purchaser of its determination. Notwithstanding the foregoing, the obligation of the Class A Member of Purchaser to make the Capital Call in a timely manner under Section 2.2 of this Agreement shall remain in full force and effect unless the Board of Directors in its sole and absolute discretion resolves to rescind the Capital Call.

          6.2 Key Employees. If either Mory Ejabat or Jeanette Symons voluntarily terminates his or her employment with the Company, dies or becomes Disabled (as such term is defined in the Employment Agreement), any Capital Call shall be approved by the affirmative vote of at least two-thirds (2/3) of the members of the Company's Board of Directors.

     7. Conditions to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Closing:

          7.1 Accuracy of Representations and Warranties. Each representation and warranty of the Purchaser contained in Section 4 hereof shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          7.2 Performance. All covenants, agreements and conditions contained in this Agreement and required to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied within all material respects.

          7.3 Rights Agreement. The Purchaser shall have executed and delivered the Rights Agreement.

          7.4 Governmental Consents; HSR Compliance. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated by this Agreement and the Additional Stock Purchase Agreements by any regulatory authority having jurisdiction over the parties and the actions herein or therein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws. All applicable waiting periods under the HSR Act, shall have expired or early termination of such waiting periods shall have been granted by both the Federal Trade Commission and the United States Department of Justice without any condition or requirement requiring or calling for the disposition or divestiture of any product or other asset of the Company by the Company.

     8. Covenants of the Company. The Company hereby covenants and agrees as follows:

          8.1 Additional Agreements. Each Additional Stock Purchase Agreement and each Additional Operating Agreement shall be identical in all material respects to this Agreement and the Operating Agreement, respectively.

          8.2 Management Letters and Side Letters. Except for the (i) Additional Stock Purchase Agreements, (ii) Additional Operating Agreements,
(iii) Management Rights Letter between the Company and US Venture Partners, (iv) Management Rights Letter between the Company and New Enterprise Associates and
(v) Side Letter among the Company, Mory Ejabat, Jeanette Symons and Robert Dahl (collectively, the "Founders"), Zhone Investors I, L.L.C. and Zhone Investors II, L.L.C., the Company and the Founders have not entered into and will not enter into any other agreement or arrangement or side letter with any other Additional Purchaser.

     9.   Miscellaneous.

          9.1 Successors and Assigns. This Agreement, and the rights and obligations of the Purchaser and Class A Member of the Purchaser hereunder (except for the right to purchase Shares initially), may be assigned by the Purchaser to any person or entity to which Shares are transferred by the Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided, that the transferee provides written notice of such assignment to the Company.

          9.2 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

          9.3 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or fax or sent by a nationally recognized courier service with written verification of receipt:

               If to the Company, at Zhone Technologies, Inc., 7677 Oakport Street, Suite 1040, Oakland, CA 94621, (fax no. 510-777-7010),
               Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301-1825 (fax no. 650-327-3699), Attention: Thomas W. Furlong, Esq.; and

               If to a Purchaser, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

Notices provided in accordance with this Section 9.3 shall be deemed delivered upon actual receipt. All notices, requests, consents and other communications under this Agreement shall also be delivered in accordance with the provisions of this Section 9.3 to the Class A Member of the Purchaser.

          9.4 Brokers. The Company and the Purchaser (i) represent and warrant to the each other that, except for Credit Suisse First Boston ("CSFB") in the case of the Company, it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) each will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party. True, complete and accurate copies of the agreement between the Company and CSFB have been furnished to the Purchaser.

          9.5 Expenses. Upon the Closing, the Company shall pay, or, in the event previously paid by the Purchaser, reimburse the Purchaser for, its actual out-of-pocket expenditures for (i) all filing fees in connection with any required antitrust filings under the HSR Act and (ii) the reasonable legal expenses up to an aggregate of Two Hundred Thousand Dollars ($200,000) incurred by the Purchaser and the Series A-2 Holder with respect to this Agreement and the transactions contemplated hereby.

          9.6 U.S. Real Property Interest Statement. The Company shall provide prompt written notice to the Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a Unites States real property holding corporation. In addition, upon a written request by the Purchaser, the Company shall provide the Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to the Purchaser shall be delivered to the Purchaser within ten (10) days of the Purchaser's written request therefor.

          9.7 Entire Agreement. This Agreement and the other documents delivered pursuant to the Agreement at the Closing embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          9.8 Amendments and Waivers. Upon approval by two-thirds (2/3) of the members of the Company's Board of Directors, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Shares, on an as-converted basis together with all shares of Common Stock issued upon conversion of the Shares. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) and each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. The Company shall promptly notify each Additional Purchaser and its respective Class A Member(s) upon the amendment or waiver of any term of this Agreement or any Additional Operating Agreements.

          9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          9.10 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

          9.11 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflict of laws principles) as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

          9.13 Attorney's Fees. In the event that any dispute among the Company and either or both of the Purchaser and the Class A Member should result in arbitration, the arbitrator may award to one or more of the Prevailing Persons such reasonable attorney fees, costs and expenses, as determined by the arbitrator. Any judgment or order enforcing such arbitration may, in the discretion of the court entering such judgment or order, contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment or order and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section 9.13, "attorney fees" shall include, without limitation, attorney fees incurred in arbitration, post-arbitration order or judgment motions, contempt proceedings, garnishment, levy, and debtor and third party examinations, discovery and bankruptcy litigation. For purposes of this
Section 9.13, "Prevailing Person" shall mean any person who is determined by the arbitrator in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

          9.14 Binding Arbitration. Except to the extent that a party hereto seeks to pursue the remedies specified in Section 2.2(c)(i) hereof, the Company, the Purchaser and the Class A Member agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration, and judgment upon the final award may be entered in any court having jurisdiction. The arbitration shall be in Palo Alto, California and in accordance with the Comprehensive Arbitration Rules and Procedures ("Rules") of the Judicial Arbitration and Mediation Services/Endispute in San Francisco, California. Except as otherwise provided in Section 9.13 [Attorney's Fees] of this Agreement, all fees and expenses of the arbitration shall be borne by the parties equally.

     A single arbitrator shall be selected according to the Rules within thirty
(30) days of submission of the dispute to the arbitrator. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. The parties shall allow and participate in discovery in accordance with the California Rules of Civil Procedure for a period of sixty days after the filing of an answer or other responsive pleading. All issues regarding compliance with discovery requests shall be decided by the arbitrator. Any party may seek the arbitrator's permission to take any additional deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify in the arbitration.

     The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages or any other damages that do not represent actual damages, even if permitted under the laws of the State of California or any other applicable law.

     The parties hereby agree to the Optional Appeal Procedure provided for in the Rules. The final arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the Company, the Purchaser and the Class A Member irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, Santa Clara County, and the United States District Court for the Northern District of California, Branch nearest to Palo Alto, California, in any action to enforce an arbitration award.

     The Company, the Purchaser and the Class A Member further agree that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 9.3 of this Agreement, and that when so made shall be as if served upon it personally within the State of California.

                             [Signatures to Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              Company:

                              ZHONE TECHNOLOGIES, INC.

                              By:
                                   ------------------------------------
                                   Mory Ejabat, Chief Executive Officer

                           Counterpart Signature Page
                            Zhone Technologies, Inc.
                              Amended and Restated
                 Series A-___ Preferred Stock Purchase Agreement

Please print the legal name of the entity and        Name of Organization:
sign to the right, indicating your title.
                                                     Zhone Investors I, L.L.C.

                                                     By:  TPG Zhone L.L.C.,
                                                          Manager

                                                     By: TPG Partners II, L.P.

                                                     By: TPG GENPAR II, L.P.

                                                     By: TPG ADVISORS II, INC.

By: ______________________________
                                                                  (Printed Name)
Signature: _______________________

Its: _____________________________


Accepted and Agreed to as to Sections 2.2, 4 and 9:

TPG Zhone L.L.C., as the Class A Member of
Zhone Investors I, L.L.C.

By: TPG Partners II, L.P.,
     Managing Member

By: TPG GENPAR II, L.P.

By: TPG ADVISORS II, INC.

By: ______________________________
          (Printed Name)

Signature: _______________________

Its: _____________________________

                                    EXHIBITS

EXHIBIT A - Series A-___ Purchaser Schedule

EXHIBIT B - Amended and Restated Certificate of Incorporation

EXHIBIT C - Disclosure Schedule

EXHIBIT D - Rights Agreement

EXHIBIT E - Form of Proprietary Information and Inventions Agreement

EXHIBIT F - Form of Management Rights Letter

                                    EXHIBIT A

                         Series A-___ Purchaser Schedule

                                 Shares of
                                 Series A-___      Total Capital
                             Preferred Purchased   Contribution    Capital Call
Purchaser Name and Address          (#)             Commitment      Percentage
--------------------------   -------------------     ----------     ----------

                                    EXHIBIT B

                Amended and Restated Certificate of Incorporation

                                    EXHIBIT C

                               Disclosure Schedule

                                    EXHIBIT D

                                Rights Agreement

                                    EXHIBIT E

            Form of Proprietary Information and Inventions Agreement

                                    EXHIBIT F

                        Form of Management Rights Letter